Exhibit 10.4

Silver Spike Acquisition Corp II

660 Madison Avenue Suite 1600

New York, New York, 10065

March 10, 2021

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Silver Spike Acquisition Corp II (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination and (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Silver Spike Sponsor, II LLC shall make available to the Company certain office space and administrative and support services as may be required by the Company from time to time, at 660 Madison Avenue, Suite 1600, New York, New York 10065. In exchange therefore, the Company shall pay Silver Spike Sponsor II, LLC $20,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date.

Silver Spike Sponsor II, LLC hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO and will not seek recourse against the Trust Account for any reason whatsoever.

This agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign this agreement or any rights, interests or contracted obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of law principles.

Very truly yours,

Silver Spike Acquisition Corp II

By:	/s/ Gregory Gentile
Name: Gregory Gentile
Title: Chief Financial Officer

AGREED TO AND ACCEPTED BY:

Silver Spike Sponsor II, LLC

By:	/s/ Scott Gordon
Name: Scott Gordon
Title: Manager

[Signature page to Administrative Services Agreement]